EXHIBIT 99.3

Freedom Holdings, Inc. Beefs up the Board of Directors

Stamford, CT, Dec. 30, 2021 (GLOBE NEWSWIRE) — Freedom Holdings, Inc. (“FHLD” or the “Company,” OTC: FHLD) is pleased to announce that on December 30, 2021, Mr. Steve Lowe was appointed to the Board of Directors.

Mr. Lowe has worked in the Global Finance and Commodity Industries for over 35 years, with significant experience in the physical, financial and logistical aspects of these markets, with particular focus on the energy and carbon sectors over the last twenty years. He has successfully executed transactions around the globe. Mr. Lowe has a unique blend of experience and success in not only the trading aspects of these markets, but also how to combine all aspects of the chain, from structured finance, debt and capital raising, distribution and marketing strategies and advisory positions. This success and experience has been in widely varied roles, working for banks, public and private corporations and government owned institutions, proving that he has a strong ability and vision to adapt to the unique requirements of any institution in any market circumstance. Mr. Lowe gained further prominence in senior executive and general management roles and as a serving Board member, including Chairing a publicly listed company. In essence, Mr. Lowe brings a wide ranging breadth of skill, knowledge and experience to any team. Not only are the demonstrable and considerable contributions in his field of expertise, he brings Board experience, executive leadership skills and senior management experience, having served on Audit and regulatory committees, but also on Board Committees for Strategies, Trading and Regulatory Compliance in regards to financial distribution.

Brian Kistler, CEO, Freedom Holdings stated, “With Steve joining our Board of Directors, it only increases my enthusiasm regarding the Company’s new direction and exptertise that Steve and others are bringing to the Senior Management Team. I am looking forward to being part of the future endevours of the Company.

Steve Lowe stated, “I am pleased to be strongly connected with the Carbon Zero brand and joining the board as a director. In my time chairing Carbon Conscience Ltd, a publicly listed company, I had on the ground experience with implementing commercially driven results to achieve a net carbon zero future. From my perspective and what I have seen from Carbon Zero, they have a game changing plan that is above and beyond what every other business is currently doing in this space. This was one of the most competing reasons why I join the board. I look forward to working with such a strong team with such a positive future.”

ABOUT CARBON ZERO ASSET MANAGEMENT, INC.:

Stamford Connecticut-based Carbon Zero Asset Management, Inc. intends to complete strategic M&A transactions to complement and enhance organic growth and has several potential M&A candidates in its pipeline. Through the roll-up of companies engaged in various aspects of Asset Based Block-Chain Tokens, COzero Asset Management, Inc. intends to develop a suite of asset-based products. For further information, see www.cozero.cc

About Freedom Holdings, Inc. (FHLD)

FHLD is a versatile holding company focused on acquiring and supporting cutting-edge financial services and technology companies. FHLD’s multi-discipline approach aims to build fintech platforms with the current focus on the clean energy sector, providing Environmental, Social, and Governance (ESG) driven technologies and carbon credit solutions.

Press Release Contact:

BrianKistler

DirectorFreedomHoldings,Inc.

Bkistler1956@gmail.com

Safe Harbor Statement

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief, or current expectations of the Company, members of its management, and assumptions on which such statements are based. We caution prospective investors that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements.

Source: Freedom Holdings, Inc              © 2021 GlobeNewswire, Inc.